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                                                                   Exhibit 10.57

                                   CONSENT AND
                  FIFTH AMENDMENT TO CREDIT FACILITY AGREEMENT

         This CONSENT AND FIFTH AMENDMENT TO CREDIT FACILITY AGREEMENT dated as of November 9, 2000 (this "Fifth Amendment") is entered into among JPS Industries, Inc. (the "Company"), JPS Elastomerics Corp. and JPS Converter and Industrial Corp. (together, the "Borrowing Subsidiaries"), Citibank, N.A. ("Citibank"), as agent and collateral agent (the "Agent"), Bank of America, N.A., as co-agent (the "Co-Agent"), and the Lenders, and relates to that certain Credit Facility Agreement dated as of October 9, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Company, the Borrowing Subsidiaries, the Agent, the Co-Agent and the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Borrowing Subsidiaries have requested that the Lenders, the Agent and the Co-Agent amend the Credit Agreement as provided for herein;

         NOW, THEREFORE, in consideration of the above premises, the Company, the Borrowing Subsidiaries, the Agent, the Co-Agent and the Lenders agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.


         2. Amendments to the Credit Agreement. Upon the "Fifth Amendment Effective Date" (as defined in Section 4 below), the Credit Agreement is hereby amended as follows:

         2.1 Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:

         (a) The definition of "EBITDA" in Section 1.01 is amended by adding at the end thereof a new sentence to read as follows:

         "For the purpose of determining compliance with the minimum EBITDA covenant set forth in Section 8.01 for the twelve month period ending on the last day of the fourth fiscal quarter of Fiscal Year 2000, the Apparel Division shall be included in the calculation of EBITDA for such period."

         (b) The definition of "Fixed Asset Portion" in Section 1.01 is amended to read in full as follows:



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         'Fixed Asset Portion' shall mean $14,000,000; provided, however, the amount of the Fixed Asset Portion shall be reduced by the aggregate amount of each of the following: (i) the amount of any cash proceeds from sales of assets (other than Inventory) sold in the ordinary course of business that exceeds Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate in any Fiscal Year, net of (A) the costs of sale, lease, assignment or other disposition, (B) any income, franchise, transfer or other tax liability arising from such transaction and (C) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset disposed of; (ii) in the event of the sale of all or substantially all of the capital stock or assets of any Borrowing Subsidiary (to the extent otherwise permitted hereunder), the amount of the Fixed Asset Value of such Borrowing Subsidiary plus fifty percent (50%) of the amount, if any, by which the Net Cash Proceeds from such sale exceed such Fixed Asset Value; and (iii) in the event of a Permitted Disposition, an amount equal to fifty percent (50%) of the Net Cash Proceeds from such disposition; (iv) the amount of Net Cash Proceeds from sales of assets (other than in connection with a Permitted Disposition); (v) in the event of the receipt by any Loan Party of any Net Cash Proceeds of Equity Issuances, the lesser of (A) the amount of such Net Cash Proceeds and (B) $25,000,000; and provided further, however, the Fixed Asset Portion shall be reduced on the last day of each fiscal quarter of the Company ending during each Fiscal Year set forth below by the amount set forth opposite such fiscal quarter:

               Fiscal Quarter                                Amount
               --------------                                ------
               First Fiscal Quarter 2001                   1,400,000
               Second Fiscal Quarter 2001                  1,400,000
               Third Fiscal Quarter 2001                   1,400,000
               Fourth Fiscal Quarter 2001                  1,400,000

         and provided, further, however, in the event that a Borrowing Subsidiary receives any cash proceeds or Net Cash Proceeds referred to in clauses (i) through (iv) above during any fiscal month, the amount of such cash proceeds and Net Cash Proceeds shall, to the extent that the Fixed Asset Portion is reduced by such amount pursuant to said clauses, be deducted from the amount of reductions in the Fixed Asset Portion specified in the immediately preceding proviso, which deductions from such specified amounts of reductions in said proviso shall be made in the direct order of the dates, beginning in such fiscal month, specified for such reductions in said proviso."

         (c) The definition of "Revolving Credit Facility" in Section 1.01 is amended to read in full as follows:


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         "'Revolving Credit Facility' shall mean the revolving credit facility provided for in Section 2.03 not to exceed, in the aggregate at any time outstanding, Forty Five Million Dollars ($45,000,000), less all reductions in such amount effected pursuant to Sections 2.03 and 2.06."

         (d) The definition of "Scheduled Termination Date" in Section 1.01 is amended to read in full as follows:

         "'Scheduled Termination Date' shall mean November 12, 2001."

         2.2 Section 6.16. Section 6.16 of the Credit Agreement is amended in full to read as follows:

         "6.16.   Real Estate Documents. On or prior to December 1, 2000, the
         Company shall cause the real estate documents set forth on the Schedule attached hereto to be recorded and shall have obtained title insurance with respect thereto."

         2.3 Section 7.05(b). Section 7.05(b) of the Credit Agreement is amended in full to read as follows:

         "(b)     The Company may repurchase its common stock from the public market in an aggregate amount of up to the sum of (i) $6,000,000 plus
         (ii) 100% of the amount of the Company's Consolidated Net Income determined at the end of each fiscal quarter, beginning with the first fiscal quarter of the Fiscal Year 2000 upon the delivery of financial statements pursuant to Section 5.01(c) so long as the cumulative amount under this subsection (ii) does not exceed $4,000,000; provided that prior to and after giving effect to such repurchase, no Event of Default or Potential Event of Default has occurred and is continuing and the Borrowers have Availability of at least $5,000,000."

         2.4 Section 8.01. Section 8.01 of the Credit Agreement is amended to read in full as follows:


         "8.01.   Minimum EBITDA. EBITDA of the Company and its Subsidiaries on
         a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the period indicated below, shall not be less than the minimum amount set forth opposite such fiscal quarter:

                           Period                                       Minimum Amount
                           ------                                       --------------
         Twelve month period ending on the last day of
            the fourth fiscal quarter of Fiscal Year 2000                 22,000,000

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
         Three month period ending on the last day of
            the first fiscal quarter of Fiscal Year 2001                   3,000,000
         Six month period ending on the last day of
           the second fiscal quarter of Fiscal Year 2001                   8,000,000
         Nine month period ending on the last day of
            the third fiscal quarter of Fiscal Year 2001                  13,000,000
         Twelve month period ending on the last day of
            the fourth fiscal quarter of Fiscal Year 2001                 18,000,000

         3. Representations and Warranties. Each of the Borrowers hereby represents and warrants to each Lender, the Agent and the Co-Agent that, as of the Fifth Amendment Effective Date and after giving effect to this Fifth
Amendment:

         (a) Each of the representations and warranties contained in this Fifth Amendment, the Credit Agreement as amended hereby and the other Loan Documents are true and correct in all material respects on and as of the Fifth Amendment Effective Date, as if then made, other than representations and warranties which expressly speak as of a different date; and

         (b) No Potential Event of Default or Event of Default has occurred and is continuing.

         4. Fifth Amendment Effective Date. This Fifth Amendment shall become effective as of the date hereof (the "Fifth Amendment Effective Date") when each of the following conditions shall have been satisfied:

         (a) The Agent shall have received, by facsimile, counterparts of this Fifth Amendment executed by the Company, each Borrowing Subsidiary, the Agent, the Co-Agent and the Lenders, and acknowledged by each of JCC, JPS Auto and International Fabrics.

         (b) Each of the representations and warranties contained in this Fifth Amendment, the Credit Agreement as amended hereby and the other Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date, as if then made, other than representations and warranties which expressly speak as of a different date.

         (c) No Event of Default or Potential Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date.

         5. Consent and Direction. The Lenders hereby (i) consent to the transactions contemplated under the Asset Purchase Agreement dated as of November __, 2000 among JPS Industries, Inc., JPS Converter & Industrial Corp. and JPSA Acquisition Corp., a copy of which is attached hereto, provided that the Borrowers prepay the principal amount of the Loans in an


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amount equal to the Net Cash Proceeds received from such transactions and
(ii) direct the Agent to release its lien in the "Assets" (as such term is defined in such Asset Purchase Agreement) and to execute and deliver the appropriate documentation in connection therewith.

         6.       Reference to and Effect on the Loan Documents.

         (a) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement as amended hereby to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         (c) The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent or the Co-Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

         7. Fees, Costs and Expenses. The Company and the Borrowing Subsidiaries jointly and severally agree to pay upon demand in accordance with the terms of Section 11.03 of the Credit Agreement all reasonable costs and expenses of the Agent in connection with the preparation, reproduction, negotiation, execution and delivery of this Fifth Amendment and all other Loan Documents entered into in connection herewith, including, without limitation, the reasonable fees, expenses and disbursements of legal counsel for the Agent with respect to any of the foregoing.

         8. Miscellaneous. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

         9. Counterparts. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered by facsimile shall be an original, but all of which shall together constitute one and the same instrument.

         10. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO AND TO THE CREDIT AGREEMENT AS AMENDED HEREBY DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


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                  IN WITNESS WHEREOF, the Agent, the Co-Agent, the Lenders, the
Company and the Borrowing Subsidiaries have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.



                         JPS INDUSTRIES, INC.


                         By: /s/
                            --------------------------------------------------
                            Title: Asst. Sec.



                         JPS CONVERTER AND INDUSTRIAL CORP.


                         By:  /s/
                            --------------------------------------------------
                            Title:   Asst. Sec.



                         JPS ELASTOMERICS CORP.


                         By:  /s/
                            --------------------------------------------------
                            Title:   Asst. Sec.



                         CITIBANK, N.A., as Agent, as Issuing Bank and as a
                           Lender

                         By:  /s/
                            --------------------------------------------------
                            Vice President


                         BANK OF AMERICA, N.A., as Co-Agent and as a Lender


                         By:
                            --------------------------------------------------
                            Title:


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                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:
                            --------------------------------------------------



                         THE CIT GROUP/COMMERCIAL SERVICES, INC.


                         By:
                            --------------------------------------------------
                            Title:



                         FLEET CAPITAL CORPORATION


                         By:
                            --------------------------------------------------
                            Title:



                         GMAC COMMERCIAL CREDIT LLC


                         By:
                            --------------------------------------------------
                            Title:


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                                 ACKNOWLEDGMENT

         Reference is hereby made to (i) the Guaranty dated as of March 18, 1993 executed by JPS Carpet Corp., (ii) the Guaranty dated as of March 18, 1993 executed by JPS Auto Inc., and (iii) the Guaranty dated as of August 5, 1993 executed by International Fabrics, Inc., each as amended as of October 9, 1997 (each, as so amended, a "Guaranty") in favor of the Agent and the Lenders. Each of the undersigned hereby consents to the terms of the foregoing Fifth Amendment to the Credit Facility Agreement, and agrees that the terms thereof shall not affect in any way its obligations and liabilities under each such Guaranty or any other Loan Document (as defined therein), all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.


                         JPS CARPET CORP.


                         By: /s/
                            --------------------------------------------------
                            Title: Asst. Sec.



                         JPS AUTO INC.


                         By: /s/
                            --------------------------------------------------
                            Title: Asst. Sec.



                         INTERNATIONAL FABRICS, INC.


                         By: /s/
                            --------------------------------------------------
                            Title: Asst. Sec.



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